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                       SECURITIES AND EXCHANGE COMMISSION

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                             Washington, D.C. 20549


                                   FORM 8-K/A


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  October 28, 1998


                                 Megadata Corp.
             (Exact name of registrant as specified in its charter)



          New York                   000-07642               112208938
(State or other jurisdiction        (Commission            (IRS Employer
      of incorporation)             File Number)         Identification No.)



           35 Orville Drive, Bohemia, New York                11716-2598
         (Address of principal executive offices)             (Zip Code)



Registrant's telephone number, including area code: (516) 589-6800



         (Former name or former address, if changed since last report.)



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Item 4.  Changes in Registrant's Certifying Accountant.

         (a)(1) On October 28, 1998, Megadata Corp. (the "Company") replaced Ghassemi, Phoel and Company, the independent accountant who had been engaged as the principal accountant to audit the Company's financial statements. For the past two fiscal years, Ghassemi, Phoel and Company's report on the Company's financial statements contained no adverse opinion, disclaimer of opinion, qualified opinion nor opinion modified as to uncertainty, audit scope or accounting principles. The decision to change accountants was approved by the Board of Directors of the Company. During the Company's two most recent fiscal years and the subsequent interim period preceding the dismissal, up to the date of termination of Ghassemi, Phoel and Company, there were no disagreements with Ghassemi, Phoel and Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

         (2) On November 4, 1998 the Company engaged Ernst & Young LLP to act as principal accountant to audit the Company's financial statements.

         (3) Ghassemi, Phoel and Company have furnished the Company with a letter, addressed to the Securities and Exchange Commission, stating their agreement with the statement in paragraph 1.



Item 601(a) of                      Description
Regulation S-K
Exhibit No.

EX  16                              Letter re:  change in certifying accountant


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     Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the
Registrant has duly caused this report to be signed on behalf of the Registrant by the undersigned thereunto duly authorized.

                                          MEGADATA CORP.

                                          By:  /s/ G.S. Beckwith Gilbert
                                          G.S. Beckwith Gilbert
                                          President and Chief Executive Officer



Date:  November 13, 1998